Exhibit 3(ii)

As Amended 06/25/2015

BY-LAWS OF
W.W. GRAINGER, INC.

ARTICLE I
OFFICES

The principal office of the corporation shall be located in the State of Illinois. The corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

The registered office of the corporation required by the Illinois Business Corporation Act to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II
SHAREHOLDERS

SECTION 1. ANNUAL MEETING. (a) The annual meeting of the shareholders shall be held on the last Wednesday of April, in each year, or at such time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of the directors shall not be held on the day designated herein for any annual meeting or adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

(b) At any annual meeting or adjournment thereof only such nominations or other business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder (x) who is entitled to vote at the time of giving notice provided for in this Section 1(b) and remains such until the meeting and (y) who complies with the procedures and other requirements set forth in this Section 1(b). For nominations or other business to be properly brought before an annual meeting or adjournment thereof by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder to be timely shall be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the date of the first public announcement of the date of the meeting; further provided that in the case of such a shareholder’s nomination of one or more persons for election or reelection to the board of directors at the next annual meeting of shareholders and notwithstanding anything to the contrary in this Section 1(b), the aforementioned shareholder’s notice shall be delivered to or mailed and received at the principal office of the corporation not later than the date with respect to submission of shareholders’ proposals for such next annual meeting as set forth in the corporation’s proxy statement for the preceding annual meeting of shareholders. In no event shall the public announcement of an adjournment of an annual meeting, or such adjournment, commence a new time period (or extend any time period) for the giving of a shareholder notice as described above. To be in proper written form, a shareholder’s notice to the secretary shall set forth in writing (x) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) all information concerning the shareholder’s relationship to and transactions with such person and information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) with respect to each nominee for election or reelection to the board of directors, include a completed and signed questionnaire, representation and agreement required by paragraph (c)

of this Section 1 (collectively, the information described in subclauses (i) and (ii) of clause (x) is the “Nominee Information”); (y) as to any other business the shareholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the by-laws of the corporation, the text of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively, the information described in clause (y) is the “Other Business Information”); and (z) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner; (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner and, in the case of such shareholder, his commitment to remain a shareholder through the date of the shareholders’ meeting with respect to which his shareholder’s notice was given; (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, including, without limitation, any derivative instrument, swap, short interest, hedge or profit sharing arrangement (a “Derivative Instrument”); (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the corporation; (v) any short interest of such shareholder or beneficial owner in any security of the corporation (for purposes of this by-law, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), and whether any other agreement, arrangement or understanding (including any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any such beneficial owner with respect to any share of stock of the corporation; (vi) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the corporation; (vii) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (viii) any performance-related fees (other than an asset- based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household; (ix) a description of all agreements, arrangements and understandings between such shareholder or beneficial owner, if any, and any other person or persons (including their names) in connection with or relating to the proposed action or nomination by such shareholder; (x) a representation as to whether the shareholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal; and (xi) a representation that such shareholder is a holder of record of stock of the corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the shareholders’ meeting to make such nominations or bring such business before the meeting (collectively, the information described in subclauses (i) through (xi) of clause (z) is the “Shareholder/Beneficial Owner Information”).

A shareholder providing notice of a proposed nomination for election to the board of directors of the corporation or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice under this paragraph (b) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive office of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). The corporation may also require any proposed nominee for election to the board of directors of the corporation to consent to a background check (which consent shall not be unreasonably withheld) and to furnish such other information as may be reasonably required for the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee.

(c) To be eligible to be a nominee for election or reelection as a director of the corporation, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this by-law) to the secretary at the principal executive office of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the secretary upon written request, that such prospective nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the corporation, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the corporation.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by (i) the chairman of the board, (ii) the board of directors, or (iii) by timely notice thereof in proper written form to the secretary, by the holders (a “One Fifth Holder”) of not less than one-fifth of all the outstanding shares of the corporation entitled at the time of such call and continuously thereafter until the date of the meeting so called to vote on the matter for which the meeting is called. The purpose or purposes for which a special meeting is called shall be specified in the notice of meeting given with respect thereto pursuant to Section 5 of this Article II, and no other business may be transacted at any such meeting.

To be timely, a call by a One Fifth Holder must be delivered or mailed and received at the principal office of the corporation not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, before the date of the special meeting being called.

To be in proper written form, a One Fifth Holder’s notice to the secretary shall set forth in writing (x) Nominee Information as to each person whom the One Fifth Holder proposes to nominate for election or reelection as a director, provided that the corporation may require any proposed nominee to furnish such other information as may be reasonably required by the corporation, to determine the qualifications of such nominee to serve as a director of the corporation; (y) Other Business Information as to any other business the One Fifth Holder proposes to bring before the meeting; and (z) Shareholder/Beneficial Owner Information as to the One Fifth Holder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made.

A shareholder providing notice of a proposed nomination for election to the board of directors of the corporation or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice under this section shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive office of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). The corporation may also require any proposed nominee for election to the board of directors of the corporation to consent to a background check (which consent shall not be unreasonably withheld) and to furnish such other information as may be reasonably required for the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee.

SECTION 3. MEETINGS - GENERAL. (a) Only such persons who are nominated in accordance with the procedures set forth in this Article II (or in Article III, Section 8) shall be eligible to be elected as directors at a meeting of shareholders and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the applicable procedures set forth in this Article II. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Article II and, if such presiding officer determines that any proposed nomination or business is not in compliance with this Article II, to declare that such defective nomination or proposal shall be disregarded and any such nomination or business not properly brought before the meeting shall not be transacted.

(b) For purposes of this Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder.

(c) Notwithstanding the foregoing provisions of this Article II, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II. The requirements of this Article II shall apply to all shareholder nominations and all shareholder proposals to be considered at a meeting of shareholders, whether or not such nominations or proposals are sought to be included in the corporation’s proxy statement; provided, however, that nothing in this Article II shall be deemed to affect any rights of (x) shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (y) the holders of any series of Preferred Stock to elect directors under specified circumstances. The foregoing notice requirements of this Article II shall be deemed satisfied with respect to a shareholder proposal if the shareholder has notified the corporation of the shareholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The provisions of this Article II shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

SECTION 4. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Illinois.

SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, or the secretary, or in the event that a special meeting has been properly called by a One Fifth Holder in accordance with Section 2 of this Article II, and notice of such meeting has not been given by the secretary within 65 days after the call of such meeting, notice thereof shall be given between the 66th and the 75th day after such call by the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or entitled to vote at a meeting of shareholders, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided above, such determination shall apply to any adjournment thereof.

SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make within twenty days after the record date for a meeting of shareholders, or ten days before such meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation in the State of Illinois and shall be subject to inspection by any shareholder at any time during usual business hours and to copying at the shareholder's expense. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger, or transfer book or to vote at any meeting of shareholders.

SECTION 8. QUORUM. A majority of the outstanding shares of the corporation, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.

When any meeting is convened, the presiding officer, if directed by the Board, may adjourn the meeting without a vote of shareholders if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the shareholders (1) to consider fully information which the Board determines has not been made sufficiently or timely available to shareholders, or (2) otherwise to exercise effectively their voting rights. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

SECTION 9. PROXIES. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by delivering a valid appointment to the person so appointed or such person's agent; provided that no shareholder may name more than three persons as proxies to attend and to vote the shareholder's shares at any meeting of shareholders. Such appointment may be by any means, including means of electronic transmission, permitted by law. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.

SECTION 10. VOTING OF SHARES. Subject to the provisions of Section 12 of this Article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 12. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be by voice, unless the officer or other person presiding over the meeting shall order or any shareholder shall demand that voting be by ballot.

SECTION 14. PRESIDING OFFICERS AND ORDER OF BUSINESS. All meetings of shareholders shall be called to order and presided over by the chairman of the board, or in his absence, by the lead director or by another director designated by the board, or in the absence of such designated director or if no such designation has been made, by the senior chairman of the board, if any. The secretary of the corporation shall act as secretary of the meeting, but in the absence of the secretary of the corporation, the presiding officer may appoint a secretary of the meeting.

SECTION 15. PROCEDURAL MATTERS. At each meeting of shareholders, the presiding officer shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board, the presiding officer may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the presiding officer and making rules governing speeches and debates. The presiding officer acts in his or her absolute discretion and his or her rulings are not subject to appeal.

ARTICLE III
DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of its board of directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. (a) The number of directors of the corporation shall be not less than nine nor more than fourteen. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the directors or the shareholders without amending these by-laws. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation.

(b) A lead director shall be annually elected by and from the independent directors.

SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the lead director, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, sent by United States mail, sent by a third party entity that provides delivery services in the ordinary course of business and guarantees delivery in the particular case no later than the following day, or sent by electronic transmission. If mailed, such notice shall be deemed to be delivered 24 hours after deposited in the United States mail, next-day delivery guaranteed, addressed to the director at the director’s business address, with postage thereon prepaid. If sent by delivery service, notice shall be deemed to be delivered 24 hours after delivery to the third party delivery service. If notice is sent by electronic transmission, such notice shall be deemed to be delivered upon transmission. For this purpose, “electronic transmission” may include, but shall not be limited to, a telex, wire or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt, or other electronic means. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the board of directors shall constitute a quorum for transaction of business at any meeting of the board of directors, provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by a majority of the board of directors then remaining. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which elected. A director appointed by the directors to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

SECTION 9. COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, for attendance at each meeting of the board or of a committee thereof, and may be paid a fixed sum for attendance at meetings and/or a stated retainer as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 11. COMMITTEES. Committees of the board of directors shall consist of an audit committee, a compensation committee, a board affairs and nominating committee, and such other committees as the board of directors by resolution may create. Each committee shall have such number of members and shall exercise such authority and carry out such duties as are set forth in resolutions of the board of directors. Committee members shall be elected annually but shall serve at the discretion of the board of directors and may be removed by the board of directors. The board of directors may increase or decrease the number of members of any committee at any time and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. A majority of members of a committee shall constitute a quorum and, unless otherwise set forth in resolutions of the board of directors, a majority of those members present at a meeting and not disqualified from voting shall constitute the acts of the committee.

SECTION 12. INFORMAL ACTION BY DIRECTORS. (a) Any action required to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all of the members of such committee, as the case may be.

(b) The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

(c) Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.

SECTION 13. TELEPHONE ATTENDANCE. (a) Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

(b) The board of directors or any committee may, at its option, provide for a tape recording of any such conference telephone portion of a meeting but the lack thereof shall not affect the validity of any actions taken at such meeting.

SECTION 14. REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that:

(1) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting;

(2) If less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his removal would be sufficient to elect him, if then cumulatively voted at an election of the entire board of directors; and

(3) If a director is elected by a class or series of shares, he may be removed only by the shareholders of that class or series.

SECTION 15. DIRECTOR CONFLICT OF INTEREST. If a transaction is fair to the corporation at the time it is authorized, approved or ratified, the fact that a director of the corporation is directly or indirectly a party to the transaction shall not be grounds for invalidating the transaction.

SECTION 16. NOMINATIONS OF DIRECTORS. Except for directors elected to fill vacancies pursuant to these by-laws, nominations for election for the board of directors may be made by the board of directors, by the nominating committee of the board of directors and approved by the board of directors, or by shareholders in accordance with the procedures set forth in Article II. Such nominations shall be submitted to a vote of the shareholders at the next annual meeting of shareholders or at a special meeting of shareholders called for such purpose.

ARTICLE IV
OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall be a chairman of the board, a chief executive officer, one or more presidents, a chief operating officer, a chief financial officer, one or more vice presidents, a treasurer, a secretary, and such other officers and such assistant or administrative officers as may be elected or appointed as hereinafter provided. Any two or more offices may be held by the same person.

SECTION 2. ELECTION, APPOINTMENT AND TERM OF OFFICE. Officers of the corporation shall be elected or appointed annually by the board of directors, although vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer elected or appointed by the board of directors shall hold office until the next annual election or appointment of officers by the board of directors, or until his earlier death, resignation or removal. Officers and assistant or administrative officers of the corporation may also be appointed from time to time by the chairman of the board, to serve as such at his pleasure.

SECTION 3. REMOVAL. Any officer or assistant or administrative officer of the corporation elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby. Any officer or assistant or administrative officer of the corporation appointed by the chairman of the board may be removed by the chairman of the board whenever in his judgment the best interests of the corporation would be served thereby. Any removal provided for in this Section 3 shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or assistant or administrative officer of the corporation shall not itself create contract rights.

SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the shareholders and the board of directors. He shall be primarily responsible for carrying out the policies established by and the directions of the board of directors and shall perform such other duties as may be prescribed from time to time by the board of directors. He may from time to time, to the extent not delegated by the board of directors, delegate and re-delegate any part of any of the responsibilities and authority set forth herein to the senior chairman of the board, if any, to the lead director, to any other member of the board of directors, and/or to the chief executive officer. The chairman of the board must be a director of the corporation.

The chairman of the board may sign deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The chairman of the board may delegate signing authority to other persons within the corporation as shall be deemed necessary.

SECTION 5. CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall oversee and direct the operations and activities of the corporation and shall perform such other duties as from time to time may be prescribed by the board of directors or delegated to him by the chairman of the board.

The chief executive officer may sign deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The chief executive officer may delegate signing authority to other persons within the corporation as shall be deemed necessary. The chief executive officer must be a director of the corporation.

SECTION 6. PRESIDENT. The president, or if there be more than one the presidents, shall oversee and direct such operations and activities and shall perform such other duties as from time to time may be assigned by the board of directors, the chairman of the board or the chief executive officer. If there be more than one president, the board of directors may designate one or more of them as group presidents or use a similar descriptive designation.

SECTION 7. CHIEF OPERATING OFFICER. The chief operating officer shall have responsibility for the day-to-day operations of the business of the corporation and in general perform all duties incident to the office of chief operating officer and such other duties as from time to time may be assigned by the board of directors, the chairman of the board, or the chief executive officer.

SECTION 8. CHIEF FINANCIAL OFFICER. The chief financial officer shall be the principal financial officer. He shall have responsibility for administering the financial affairs of the corporation and, in general perform all duties incident to the office of the chief financial officer and such other duties as from time to time may be assigned to him by the board of directors, the chairman of the board or the chief executive officer.

SECTION 9. VICE PRESIDENTS. Each of the vice presidents shall be responsible for those activities and shall perform those duties as from time to time may be assigned by the board of directors, the chairman of the board, the chief executive officer or a president. The board of directors may designate one or more of the vice presidents as executive, group or senior vice presidents or use a similar descriptive designation.

SECTION 10. SENIOR CHAIRMAN. The senior chairman of the corporation, if any, shall consult with the chairman of the board on matters of long- and short-term strategic planning and policy and other significant matters affecting the corporation, and shall perform such other duties as may from time to time be prescribed by the board of directors, or delegated to him by the chairman of the board. The senior chairman need not be a director of the corporation.

SECTION 11. TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors, the chairman of the board, chief executive officer, or the chief financial officer.

SECTION 12. SECRETARY. The secretary shall (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws, (d) keep, or cause the transfer agent to keep, a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder, (e) sign with the chairman of the board certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors, (f) have general charge of the stock transfer books of the corporation and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of directors, the chairman of the board or the chief executive officer.

SECTION 13. SALARIES. The salaries of the officers elected or appointed by the board of directors shall be fixed from time to time by the board of directors and no such officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may select.

ARTICLE VI CERTIFICATES FOR SHARES
AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. The issued shares of the corporation shall be represented by certificates, except as and to the extent determined by, or pursuant to, resolution adopted by the board of directors. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the chairman of the board and by the secretary or an assistant secretary, and shall be sealed with the seal of corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the books of the corporation, as shall similar information with respect to shares that are uncertificated. All certificates surrendered to the corporation for transfer shall be canceled. No new certificate shall be issued until the former certificate for a like number of shares, unless the shares are uncertificated, shall have been surrendered and canceled except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made either on the books of the corporation or on the books of the duly authorized and appointed agent or agents of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation or proper officer of the transfer agent and, unless such shares are uncertificated, on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation or its duly authorized and appointed transfer agent or agents shall be deemed the owner thereof for all purposes as regards the corporation.

ARTICLE VII
FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE VIII
DIVIDENDS

The board of directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE IX
SEAL

The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Illinois".

ARTICLE X
WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Illinois Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

ARTICLE XI
AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the corporation by a majority vote of the directors present at the meeting.

ARTICLE XII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been finally adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

SECTION 3. (a) Any indemnification under Sections 1 or 2 (unless ordered by a court) shall be made only as authorized in the specific case, upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2. Such determination shall be made: (i) if a change in control shall have occurred, by independent legal counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant; or (ii) if a change in control shall not have occurred: (A) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (B) by a committee of directors who were not parties to such action, suit or proceeding, even though less than a quorum, designated by a majority vote of the directors, (C) if there are no such directors who were not parties to such action, suit or proceeding, or if such directors so direct, by independent legal counsel in a written opinion, or (D) by the shareholders.

(b) In any event, to the extent that a present or former director or officer of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 or 2 or in defense of any claim, issue or matter therein, he shall be indemnified against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.

(c) In the event the determination of entitlement to indemnification is to be made by independent legal counsel pursuant to subsection 3(a) hereof, the independent legal counsel shall be selected as provided in this subsection 3(c). If a change in control shall not have occurred, the independent legal counsel shall be selected by the board of directors, and the corporation shall give written notice to the claimant advising him of the identity of the independent legal counsel so selected. If a change in control shall have occurred, the independent legal counsel shall be selected by the claimant (unless the claimant shall request that such selection be made by the board of directors, in which event the preceding sentence shall apply) and the claimant shall give written notice to the corporation advising it of the identity of the independent legal counsel so selected.

SECTION 4. (a) Reasonable expenses (including attorney’s fees) incurred by an director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of (i) a statement signed by such director or officer to the effect that such director or officer acted in good faith and in a manner which he believed to be in, or not opposed to the best interests of the corporation and (ii) an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article XII.

(b) The board of directors may, by separate resolution adopted under and referring to this Article XII of the by-laws, provide for securing the payment of authorized advances by the creation of escrow accounts, the establishment of letters of credit or such other means as the board deems appropriate and with such restrictions, limitations and qualifications with respect thereto as the board deems appropriate in the circumstances.

SECTION 5. (a) The corporation is specifically authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by law. The indemnification and advancement of expenses provided by or granted under this Article XII shall be separate and distinct from and shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, including, without limitation, indemnification agreements entered into between the corporation and any director or officer thereof, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. To the extent that there is a conflict or inconsistency between this Article XII, the corporation’s articles of incorporation and any indemnification agreement between the corporation and any of its directors or officers, it is the intent that the director and/or officer shall enjoy the greater benefits regardless of whether contained herein, in the articles of incorporation or in such indemnification agreement.

(b) The provisions of this Article XII shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Article XII is in effect and all rights under this Article XII including with respect to indemnification and advancement of expenses shall immediately and fully vest at the time a person first becomes a director or officer, shall remain vested as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person, and such rights cannot be terminated or diminished in scope by the corporation, the board of directors or the shareholders of the corporation with respect to a person’s service prior to the date of such termination. Any repeal or modification of this Article XII or any repeal or modification of the Illinois Business Corporation Act or any other applicable law shall not limit any rights under this Article XII then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification and advancement of expenses for proceedings commenced after such repeal or modification to enforce this Article XII with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification. If the scope of indemnity provided by this Article XII or any replacement article, or pursuant to the Illinois Business Corporation Act or any modification or replacement thereof is increased, then such person shall be entitled to such increased indemnification as is in existence at the time indemnity is provided to such person, it being the intent, subject to Section 10 of this Article XII, to indemnify persons specified in this Article XII to the fullest extent permitted by law.

SECTION 6. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

SECTION 7. Subject to Section 10 of this Article XII, if a claim under this Article XII is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 4 of this Article XII have not been promptly advanced after a written request for such advancement accompanied by the statement and undertaking required by Section 4 of this Article XII has been received by the corporation, the director or officer may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such director or officer shall also be entitled to be paid the reasonable expense thereof, including attorneys' fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the director or officer has not met the standards of conduct which make it permissible under the Illinois Business Corporation Act for the corporation to indemnify the director or officer for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct required under the Illinois Business Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the director or officer had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the director or officer had not met the applicable standard of conduct.

SECTION 8. For purposes of this Article XII, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director or officer of such merging corporation, or was serving at the request of such merging corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

SECTION 9. For purposes of this Article XII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer or employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and references to "officers" shall include elected officers and appointed officers. A person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article XII.

SECTION 10. Anything herein to the contrary notwithstanding, if the corporation purchases insurance in accordance with Section 6 of this Article XII, the corporation shall not be required to, but may (if the board of directors so determines in accordance with this Article XII) reimburse any party instituting any action, suit or proceeding if a result of the institution thereof is the denial of or limitation of payment of losses under such insurance when such losses would have been paid thereunder if a non-insured third party had instituted such action, suit or proceedings.

ARTICLE XIII
INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may indemnify any agent or employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, but not limited to any such proceeding by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving the corporation at its request and in the course and scope of his duties and acting in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, against expenses (including reasonable attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The standards of conduct, the provisions for payment and advances, and the terms and conditions contained in Article XII, Sections 1, 2, 3, 4, 5(a), 6, 8, 9 and 10 shall apply to any indemnification hereunder.